EXHIBIT 5

                   [Wachtell, Lipton, Rosen & Katz Letterhead]


                                October 18, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

            Re:   Martha Stewart Living Omnimedia, Inc.
                  Registration Statement on Form S-8

Ladies and Gentlemen:

        We have acted as special counsel to Martha Stewart Living Omnimedia, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8, as amended, filed with the Securities and Exchange Commission (the "Registration Statement") in connection with the registration of 10,732,393 shares of Class A common stock, par value $0.01 per share (the "Shares"), of the Company under the Securities Act of 1933, as amended, to be offered pursuant to: (i) the Martha Stewart Living
Omnimedia, Inc. 1999 Stock Incentive Plan, (ii) the Martha Stewart Living Omnimedia, Inc. 1999 Non-Employee Director Stock and Option Compensation Plan,
(iii) the Martha Stewart Living Omnimedia, Inc. 1999 Employee Stock Purchase Plan, (iv) the Martha Stewart Living Omnimedia LLC Phantom Performance Unit Plan, (v) the Martha Stewart Living Omnimedia LLC Nonqualified Class A LLC Unit/Stock Option Plan and (vi) the LLC Unit Option Agreement, dated
September 3, 1999, by and between Martha Stewart Living Omnimedia LLC and Helen Murphy (collectively, the "Plans").

         In connection with the delivery of this opinion, we have examined originals or copies of the Certificate of Incorporation and the By-Laws of the Company, the Registration Statement, the Plans, certain resolutions adopted or to be adopted by the Board of Directors, the form of stock certificate representing the Shares and such other records, agreements, instruments, certificates and other documents of public officials, the Company and its officers and


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Securities and Exchange Commission
October 18, 1999
Page 2


representatives and have made such inquiries of the Company and its officers and representatives, as we have deemed necessary or appropriate in connection with the opinions set forth herein. We are familiar with the proceedings heretofore taken, and with the additional proceedings proposed to be taken, by the Company in connection with the authorization, registration, issuance and sale of the Shares. With respect to certain factual matters material to our opinion, we have relied upon representations from, or certificates of, officers of the Company. In making such examination and rendering the opinions set forth below, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such later documents, and that all documents submitted to us as certified copies are true and correct copies of such originals.

          Based on such examination and review, and subject to the foregoing, we are of the opinion that

         (1) The Company is a corporation duly organized and validly existing under the laws of the state of Delaware;

         (2) The Plans, including the proposed delivery of up to 10,732,393 Shares thereunder, have been duly authorized by appropriate corporate action of the Company; and

         (3) The Shares, upon issuance, when delivered pursuant to the provisions of the Plans, will be validly issued, fully paid and non-assessable.

          We are members of the Bar of the State of New York, and we have not considered, and we express no opinion as to, the laws of any jurisdiction other than the federal laws of the United States of America, the State of New York and the General Corporation Law of the State of Delaware.

          We consent to the inclusion of this opinion as an Exhibit to the Registration Statement. We further consent to the reference to us in Item 5 of
Part II of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended.

                                    Very truly yours,

                                    /s/  Wachtell, Lipton, Rosen & Katz